Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO SECOND AMENDED AND
RESTATED CREDIT AGREEMENT

This Amendment (this “Amendment”) is entered into as of April 7, 2006, by and among The Navigators Group, Inc., a Delaware corporation (the “Borrower”), certain lenders, JPMorgan Chase Bank, N.A. as Administrative Agent (“Agent”), Barclays Bank plc, as Syndication Agent, LaSalle Bank National Association and Commerzbank Aktiengesselschaft, New York and Grand Cayman Branches, as Documentation Agents, Credit Suisse First Boston, as Managing Agent, and Brown Brothers Harriman & Co., as Co-Agent.

RECITALS

A.                                   The Borrower, the Agent and the Lenders are party to that certain Second Amended and Restated Credit Agreement dated as of January 31, 2005 (the “Credit Agreement”).  Unless otherwise specified herein, capitalized terms used in this amendment shall have the meanings ascribed to them in the Credit Agreement.

B.                                     The Borrower, the Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.                                       Amendment to Credit Agreement.  Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a)                                  Section 7.1(n) of the Credit Agreement is hereby amended to state in its entirety as follows:

“(n)  Promptly, and in any event within five days after (i) learning thereof, notification of any changes after the date hereof in the Borrower’s S&P Financial Strength Rating or Moody’s Financial Strength Rating or in the rating given by A.M. Best & Co. in respect of any Insurance Subsidiary and (ii) receipt thereof, copies of any ratings analysis by A.M. Best & Co. relating to any Insurance Subsidiary.”

(b)                                 Section 7.10 of the Credit Agreement is hereby amended to state in its entirety as follows:

“7.10  Dividends and Stock Repurchases.  The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or any options or other rights in respect thereof at any time outstanding, except that (a) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary of

the Borrower and (b) the Borrower may repurchase capital stock in an aggregate amount not to exceed $10,000,000 in any Fiscal Year ending prior to the Revolving Credit Termination Date and Letter of Credit Availability Termination Date and may pay dividends in an aggregate amount not to exceed $5,000,000 in any Fiscal Year ending prior to the Revolving Credit Termination Date and Letter of Credit Availability Termination Date; provided, however, that the Borrower may not repurchase any capital stock or pay any dividends unless after giving effect thereto Borrower would be in pro forma compliance with the terms of this Agreement.”

(c)                                  Section 7.11 of the Credit Agreement is hereby amended to state in its entirety as follows:

“7.11  Indebtedness.  The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a)                                  the Revolving Credit Loans and other Obligations;

(b)                                 up to $125,000,000 Indebtedness of the Borrower to be issued pursuant to a senior indenture between the Borrower and JPMorgan Chase Bank, N.A., as trustee, dated on or about April, 2006; and

(c)                                  guaranties permitted under Section 7.15.”

(d)                                 Section 7.14 (e) of the Credit Agreement is hereby amended to state in its entirety as follows:

“(e)                            Investments by the Borrower (not including Investments in Subsidiaries) in equity securities in an aggregate amount not to exceed 15% of the Consolidated Net Worth of the Borrower and its Consolidated Subsidiaries; provided that no single Investment in equity securities shall be in an amount in excess of 5% of the Consolidated Net Worth of the Borrower and its Consolidated Subsidiaries.”

(e)                                  Section 7.23.3 of the Credit Agreement is hereby amended to state in its entirety as follows:

“7.23.3  Leverage Ratio.  The Borrower will not permit the Leverage Ratio to exceed 0.30 to 1.0 at any time.”

(f)                                    Section 8.17 of the Credit Agreement is hereby deleted and intentionally left blank.

2.                                       Representations and Warranties of the Borrower.  The Borrower represents and warrants that:

(a)                                  The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

(b)                                 Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and

(c)                                  After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

3.                                       Effective Date.  Section 1 of this Amendment shall not become effective unless and until the Borrower has furnished the following to the Agent with sufficient copies for the Lenders and the other conditions set forth below have been satisfied:

(a)                                  Amendment.  A copy of this Amendment, executed by the Borrower, the Agent and the Required Lenders.

(b)                                 Officer’s Certificate  A certificate of the General Counsel, Secretary or an Assistant Secretary of the Borrower of its Board of Directors’ resolutions authorizing the execution and delivery of this Amendment.

(c)                                  Other.  Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

The date on which the foregoing conditions have been satisfied is the “Effective Date.”

4.                                       Reference to and Effect Upon the Credit Agreement.

(a)                                  Except as specifically amended above, the Credit Agreement and the other Facility Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)                                 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Facility Document, nor constitute a waiver of any provision of the Credit Agreement or any Facility Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5.                                       Costs and Expenses.  The Borrower hereby affirms its obligation under Section 10.7 of the Credit Agreement to reimburse the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to reasonable attorneys’ fees and time charges of attorneys for the Agent with respect thereto.

6.                                       GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7.                                       Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.                                       Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

THE NAVIGATORS GROUP, INC.

By:	/s/ Bradley D. Wiley

Its:	Senior Vice President and Secretary

JPMORGAN CHASE BANK, N.A., as a Lender and Administrative Agent

By:	/s/ Michael M. Tolentino

Its:	Vice President

BARCLAYS BANK plc, as a Lender and Syndication Agent

By:

Its:

LASALLE BANK NATIONAL ASSOCIATION, as a Lender and Documentation Agent

By:	/s/ Brandon S. Allison

Its:	Vice President

COMMERZBANK AKTIENGESELLSCHAFT, New York and Grand Cayman Branches, as a Lender and as Documentation Agent

By:

Its:

By:

Its:

CREDIT SUISSE, Cayman Islands Branch, as a Lender and Manager Agent

By:	/s/ Jay Chall

Its:	Director

By:	/s/ James Neira

Its:	Associate

BROWN BROTHERS HARRIMAN & CO., as a Lender and Co-Agent

By:	/s/ Ann Hobart

Its:	Senior Vice President

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